EXHIBIT 23(c)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
GST Telecommunications, Inc.:

We consent to the use of our report over the financial statements of International Telemanagement Group, Inc. included herein, dated July 21, 1995 in the Registration Statement on Form S-3, dated November 6, 1996, of GST Telecommunications, Inc. and to the references to our firm under the "Experts" heading in the prospectus.


                                             KPMG PEAT MARWICK LLP



Detroit Michigan
November 6, 1996